As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2875566
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4242 Campus Point Court, Suite 200

San Diego, California 92121

(858) 251-4400

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

David Szekeres

Executive Vice President, Chief Operating Officer

Heron Therapeutics, Inc.

4242 Campus Point Court, Suite 200

San Diego, California 92121

(858) 251-4447

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Ryan A. Murr

Branden C. Berns

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8200

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of the Registration Statement as the registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	12,441,021 shares	$13.85	$172,308,140.85	$18,798.82

(1)

Consists of (a) 9,819,234 shares of the registrant’s common stock issuable upon the conversion of the registrant’s senior unsecured convertible promissory notes (the “Notes”) and (b) 2,621,787 shares of the registrant’s common stock, which represents the maximum number of additional shares of common stock issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares of the registrant’s common stock as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 26, 2021, as reported on The Nasdaq Capital Market.

PROSPECTUS

12,441,021 Shares of Common Stock

This prospectus relates to the proposed offering and resale by the selling stockholder identified in this prospectus of up to an aggregate of 12,441,021 shares of common stock, par value $0.01 per share, of Heron Therapeutics, Inc., or Heron, of which 9,819,234 shares of common stock are issuable upon the conversion of Heron’s senior unsecured convertible promissory notes, or the Notes, and (b) 2,621,787 shares of Heron’s common stock, which represents the maximum number of additional shares of common stock issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions. The Notes were issued and sold to accredited investors in a private placement which closed on May 26, 2021. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholder.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HRTX.” On May 26, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $13.65 per share.

The selling stockholder may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of their shares of common stock hereunder.

The selling stockholder may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 5 of this prospectus and in the other documents that are incorporated by reference into this prospectus for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2021

We have not authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholder is not offering to sell, or seeking offers to buy, securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Heron Therapeutics®, the Heron logo, ZYNRELEF™, CINVANTI®, SUSTOL®, and Biochronomer® are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, the selling stockholder may offer shares of our common stock from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of offering. We urge you to carefully read this prospectus together with the information incorporated herein by reference as described under the headings “Information Incorporated by Reference” and “Where You Can Find Additional Information” before you invest in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “could,” “should,” “may,” “might,” “plan,” “assume” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from our anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•

our ability to successfully commercialize, market and achieve market acceptance of ZYNRELEF in the United States (“U.S.”), the European Union (“EU”), the other countries in the European Economic Area (“EEA”), the United Kingdom, and any other countries in which we receive applicable regulatory approvals, including Canada, and CINVANTI (aprepitant) injectable emulsion (“CINVANTI”) and SUSTOL (granisetron) extended-release injection (“SUSTOL”) in the U.S. (collectively, our “Products”) and HTX-019, HTX-034 and CINVANTI for the treatment of COVID-19 (collectively, our “Product Candidates”), if approved by applicable regulatory authorities, and our positioning relative to competing products;

•

our ability to establish satisfactory pricing and obtain adequate reimbursement from government and third-party payors of our Products and our Product Candidates, if approved, or any other product candidates we may develop;

•	whether study results of our Products and Product Candidates are indicative of the results in future studies;

•	the timing and results of the commercial launch of ZYNRELEF;

•	the potential regulatory approval for and commercial launch of our Product Candidates, if approved;

•	the potential market opportunities for our Products and our Product Candidates, if approved;

•	our competitors’ activities, including decisions as to the timing of competing product launches, generic entrants, pricing and discounting;

•

whether safety and efficacy results of our clinical studies and other required tests for approval of our Product Candidates provide data to warrant progression of clinical trials, potential regulatory approval or further development of any of our Product Candidates;

•

our ability to develop, acquire and advance product candidates into, and successfully complete, clinical studies, and our ability to submit for and obtain regulatory approval for product candidates in our anticipated timing, or at all;

•

our ability to meet the postmarketing study requirements within the U.S. Food and Drug Administration’s (“FDA”) mandated timelines and to obtain favorable results and comply with standard postmarketing requirements, including U.S. federal advertising and promotion laws, federal and state anti-fraud and abuse laws, healthcare information privacy and security laws, safety information, safety surveillance and disclosure of payments or other transfers of value to healthcare professionals and entities for our Products or any of our Product Candidates;

•

our ability to successfully develop and achieve regulatory approval for our Product Candidates and our other future product candidates utilizing our proprietary Biochronomer drug delivery technology (“Biochronomer Technology”);

•	our ability to establish key collaborations and vendor relationships for our Products and our Product Candidates;

•	our ability to successfully develop and commercialize any technology that we may in-license or products we may acquire;

•	unanticipated delays due to manufacturing difficulties, supply constraints or changes in the regulatory environment;

•	our ability to successfully operate in non-U.S. jurisdictions in which we may choose to do business, including compliance with applicable regulatory requirements and laws;

•

uncertainties associated with obtaining and enforcing patents and trade secrets to protect our Products, our Product Candidates, our Biochronomer Technology and our other technology, and our ability to successfully defend ourselves against unforeseen third-party infringement claims;

•	the extent of the impact of the ongoing Coronavirus Disease 2019 (“COVID-19”) pandemic on our business, including any COVID-19 mutations and any other diseases related to or resulting from COVID-19;

•	our estimates regarding our capital requirements; and

•	our ability to obtain additional financing and raise capital as necessary to fund operations or pursue business opportunities.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and discussed elsewhere in this prospectus and the documents incorporated by reference herein. You should carefully review all of these factors. These forward-looking statements were based on information, plans and estimates as of the date of this prospectus, and except as required by law, we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus may also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

ABOUT THE COMPANY

Unless the context requires otherwise, in this prospectus, the “Company,” “Heron,” “we,” “us” and “our” refer to Heron Therapeutics Inc. and our wholly owned subsidiary, Heron Therapeutics B.V.

We are a commercial-stage biotechnology company focused on improving the lives of patients by developing best-in-class treatments to address some of the most important unmet patient needs. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard of care for acute care and oncology patients.

Our common stock is listed on The Nasdaq Capital Market under the symbol “HRTX.”

Our executive offices are located at 4242 Campus Point Court, Suite 200, San Diego, California 92121 and our telephone number is (858) 251-4400. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 15 and “Information Incorporated by Reference” beginning on page 14.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus you should carefully consider the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For additional information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations, financial condition and prospects and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholder will receive all of the proceeds from this offering.

DESCRIPTION OF SECURITIES

Description of Capital Stock

The following is a description of our common stock. You should refer to our certificate of incorporation and our bylaws for the actual terms of our common stock. Copies of our certificate of incorporation and bylaws may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

We are authorized to issue up to 152,500,000 shares of capital stock of which 150,000,000 shares are of common stock, par value $0.01 per share, and 2,500,000 shares are of preferred stock, par value $0.01 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board of Directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

As of May 27, 2021, 101,829,504 shares of our common stock were issued and outstanding.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Listing. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “HRTX.”

Certain Provisions Affecting Control of Heron Therapeutics

Certificate of Incorporation and Bylaw Provisions. Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Advance Notice Procedures. The advance notice procedures in our bylaws with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all such stockholder notices. These requirements may have the effect of precluding stockholders from bringing proposals relating to the nomination of candidates for election as directors or new business before the stockholders at an annual or special meeting.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

SELLING STOCKHOLDER

This prospectus covers the possible resale or other disposition from time to time by the selling stockholder identified in the table below of up to an aggregate of 12,441,021 shares of our common stock, which consists of (a) 9,819,234 shares of our common stock issuable upon the conversion of our senior unsecured convertible promissory notes (the “Notes”) and (b) 2,621,787 shares of our common stock, which represents the maximum number of shares of our common stock issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions.

On May 25, 2021, we entered into a note purchase agreement with 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“BBLS,” and together with 667, the “BBA Funds”), entities for which the selling stockholder, Baker Bros. Advisors LP (“BBA”) serves as investment adviser (the “Note Purchase Agreement”), pursuant to which we sold in a private placement $150,000,000 aggregate principal amount of the Notes. This prospectus covers the resale or other disposition by the selling stockholder or their transferees of up to the total number of shares of common stock issuable upon conversion of the Notes. Throughout this prospectus, when we refer to the selling stockholder in this prospectus, we are referring to BBA, the investment adviser of the purchasers of the Notes under the Note Purchase Agreement.

We are registering the above-referenced shares to permit the selling stockholder and its pledgees, donees, transferees or other successors-in-interest that receive its shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us.

The following table sets forth the name of the selling stockholder, the maximum number of shares issuable to the selling stockholder upon conversion of the Notes, the number of shares that may be offered under this prospectus and the number of shares of our common stock that would be beneficially owned by the selling stockholder assuming all of the shares registered for resale hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The right to convert Notes to common stock may not be exercised if the holder of the Notes, together with its affiliates and any persons who are members of a Section 13(d) group with the holder, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to us, the holders of the Notes may increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99%. Any increase in the Beneficial Ownership Limitation would not be effective until 61 days after written notice is received by us. As a result of the Beneficial Ownership Limitation, the number of shares of common stock that may be issued upon conversion of the Notes held by the BBA Funds may change depending upon changes in the outstanding shares of our common stock. The beneficial ownership amounts in the table below do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. BBA and its affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation.

The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder.

The information set forth below is based upon information obtained from the selling stockholder. The percentages of shares owned after the offering are based on 101,829,504 shares of our common stock outstanding as of May 27, 2021, plus the shares of common stock registered for resale hereby.

Name of Selling Stockholder	Maximum Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered		Shares of Common Stock Beneficially Owned After Offering (2)
					Number	Percent

Baker Bros. Advisors LP (3)	20,572,699	(4)	12,441,021	(5)	8,131,678	7.99%

(1)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act. A person would be deemed the beneficial owner of shares as to which such person has or shares voting and/or investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares for which there is a right to acquire beneficial ownership within 60 days of May 27, 2021. As noted above, the beneficial ownership amounts in the table do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes.

(2)

Assumes that all shares being registered in this prospectus are resold to third parties and that the selling stockholder sells all shares of common stock registered under this prospectus beneficially owned by such selling stockholder.

(3)

Baker Bros. Advisors LP (“BBA”) is the investment adviser to Baker Brothers Life Sciences, L.P. (“BBLS”) and 667, L.P. (“667,” and together with BBLS, the “BBA Funds”) and has sole voting and investment power over the securities directly held by the BBA Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (“BBA GP”) is the sole general partner of BBA and thus may be deemed to beneficially own the securities held by the BBA Funds. Julian C. Baker and Felix J. Baker are the managing members of BBA GP and may be deemed to be beneficial owners of securities of the Issuer directly held by the BBA Funds. The address of BBA is 860 Washington St, 3rd Floor, New York, NY 10014.

(4)

The beneficial ownership included in the table above is as of May 27, 2021 and consists of (i) 7,450,059 shares of common stock, held directly by BBLS, (ii) 681,619 shares of common stock held directly by 667, (iii) a maximum of 11,516,730 shares of common stock issuable upon conversion of the Note held directly by BBLS, and (iv) a maximum of 924,291 shares of common stock issuable upon conversion of the Note held directly by 667, (iii) and (iv) representing the maximum number of shares of our common stock issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions. The right to convert Notes to common stock may not be exercised if the holder of the Notes, together with its affiliates and any persons who are members of a Section 13(d) group with the holder, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). By written notice to us, the holders of the Notes may increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99%. Any increase in the Beneficial Ownership Limitation would not be effective until 61 days after written notice is received by us. As a result of the Beneficial Ownership Limitation, the number of shares of common stock that may be issued upon conversion of shares of the Notes held by the BBA Funds may change depending upon changes in the outstanding shares of our common stock. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. BBA and its affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation.

(5)

Consists of (i) a maximum of 11,516,730 shares of common stock issuable upon conversion of the Note held directly by BBLS, and (ii) a maximum of 924,291 shares of common stock issuable upon conversion of the Note held directly by 667, each representing the maximum number of shares of our common stock issuable in connection with an adjustment to the conversion rate of the Notes if a holder of Notes exercises its conversion right upon the occurrence of certain transactions.

Relationship with the Selling Stockholder

Pursuant to the Note Purchase Agreement, we agreed to prepare and file with the SEC a registration statement that permits the resale of the shares potentially issuable to the BBA Funds upon conversion of the Notes and, subject to certain exceptions, use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act. We have also agreed, among other things, to indemnify the BBA Funds selling stockholder and their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the Note Purchase Agreement.

PLAN OF DISTRIBUTION

The selling stockholder, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	“at the market” or through market makers or into an existing market for the shares;

•	through the distribution of the common stock by the selling stockholder or its affiliates to their partners, members or stockholders;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

EXPERTS

OUM & Co. LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on OUM & Co. LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby is being passed upon by Gibson, Dunn & Crutcher LLP, San Francisco, California.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 24, 2021;

2.	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which was filed with the SEC on May 10, 2021;

3.

The information specifically incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February  24, 2021, from the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2021;

4.	The Company’s Current Report on Form 8-K filed with the SEC on May 25, 2021; and

5.

The description of the Company’s common stock contained in Amendment No. 3 to that certain registration statement on Form 8-A, filed with the SEC on July 6, 2017 pursuant to Section  12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K (unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or otherwise specifically incorporate the information by reference into this prospectus supplement or any other filing under the Securities Act or the Exchange Act), on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except as set forth in the parenthetical in Item 4 above and the parenthetical in the immediately precedent paragraph, nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at Heron Therapeutics, Inc., 4242 Campus Point Court, Suite 200, San Diego, California 92121, telephone number (858) 251-4400. You may also find these documents in the “Investor Relations” section of our website, www.herontx.com. The information on our website is not incorporated into this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses, other than the underwriting discounts and commissions, relating to the registration of the offer and sale of the securities registered hereunder on Form S-3:

Registration Fee—Securities and Exchange Commission	$18,874
Accountants Fees and Expenses	5,000
Legal Fees and Expenses	50,000
Printing Fees and Miscellaneous Expenses	26,126
Total	$100,000

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

The Company’s certificate of incorporation provides that, to the extent permitted by applicable law, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. The Company’s certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Company’s bylaws, provides that the Company shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding.

The Company has also entered into agreements to indemnify its directors and certain officers in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, indemnify the Company’s directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer, of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company. We also maintain an insurance policy that covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibit Index.

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended through July 29, 2009 (previously filed with the Company’s Quarterly Report on Form 10-Q filed August 4, 2009 and incorporated herein by reference)

3.2	Certificate of Amendment of Certificate of Incorporation, dated June 29, 2011 and effective June 30, 2011 (previously filed with the Company’s Current Report on Form 8-K filed on June 30, 2011 and incorporated herein by reference)

3.3	Certificate of Amendment to the Certificate of Incorporation, dated January 9, 2014 and effective January 13, 2014 (previously filed with the Company’s Current Report on Form 8-K filed January 13, 2014 and incorporated herein by reference)

3.4	Certificate of Amendment to the Certificate of Incorporation, dated June 12, 2017 and effective June 13, 2017 (previously filed with the Company’s Post-Effective Amendment to its Registration Statement on Form 8-A/A filed July 6, 2017 and incorporated herein by reference)

3.5	Certificate of Amendment to the Certificate of Incorporation, dated June 18, 2018 and effective June 19, 2018 (previously filed with the Company’s Annual Report on Form 10-K filed February 22, 2019 and incorporated herein by reference)

3.6	Amended and Restated Bylaws (previously filed with the Company’s Current Report on Form 8-K filed February 8, 2019 and incorporated herein by reference)

4.1	Copy of Specimen Common Stock Certificate (previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-162968) and incorporated herein by reference)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of OUM & Co. LLP, the Company’s independent registered public accounting firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in legal opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B under the Securities Act:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on May 28, 2021.

Heron Therapeutics, Inc.

By:	/s/ David Szekeres

David Szekeres Executive Vice President, Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Barry Quart and David Szekeres, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry Quart Barry Quart, Pharm.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 28, 2021

/s/ Lisa Peraza Lisa Peraza	Vice President, Chief Accounting Officer (Principal Financial and Accounting Officer)	May 28, 2021

/s/ Stephen Davis Stephen Davis	Director	May 28, 2021

/s/ Craig Johnson Craig Johnson	Director	May 28, 2021

/s/ Kimberly Manhard Kimberly Manhard	Executive Vice President, Drug Development, and Director	May 28, 2021

/s/ Christian Waage Christian Waage	Director	May 28, 2021